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                                                                    Exhibit 10.8

            AGREEMENT dated as of November 1, 1996 by and among BANKERS TRUST COMPANY, a New York banking corporation (the "Bank"), having an address at One Bankers Trust Plaza, New York, New York 10006, CHAPMAN CAPITAL MANAGEMENT, INC., a District of Columbia corporation ("CCM"), having an address at World Trade Center, 401 East Pratt Street, Baltimore, Maryland 21202, TREMONT PARTNERS, INC., a Connecticut corporation ("Tremont"), having an address at 555 Theodore Fremd Avenue, Rye, New York 10580, and STAMBERG PRESTIA LTD., a Connecticut corporation ("SPL"), having an address at 27 Cattle Pen Lane, Ridgefield, Connecticut 06877.

                                  INTRODUCTION

            A. The Bank is the trustee of the Minority Equity Trust Fund (the "MET") which was established effective as of January 1, 1991 as a fund within BT Pyramid Trust, a collective investment trust maintained by the Bank. The MET emphasizes investment of corporate and government retirement plan assets in equities and other securities using the services of minority (including, but not limited to, women's)-owned investment advisory firms and minority-owned consultants to advise the Bank in selecting investments and to provide certain services to the MET. The Bank entered
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into contracts with the corporate and government retirement plan investors identified on Schedule A hereto for the investment of designated portions of their assets in the MET (such investors as of the date hereof being collectively referred to as the "lnvestors"). CCM is a minority-owned registered investment advisor which desires to manage the assets of the Investors now Invested In the MET and of other retirement plans. Pursuant to that certain Agreement of even date herewith by and between the Bank and CCM (the "Bank-CCM Agreement") the Bank has agreed to discontinue the MET and to cooperate with CCM in the establishment of a group trust (the "CCM Trust"), of which CCM would be the settlor and the Bank the directed trustee, which may form an alternative to the MET for those Investors and others similarly situated to pursue the objective of directing management of a part of their portfolio to minority-owned investment advisers.

            B. The Bank and Tremont are parties to that certain Consulting Services Contract dated as of September 30, 1991 (the "Tremont Agreement"). The Bank and SPL are parties to that certain Consulting Services Contract dated as of June 16, 1992 (the "SPL Agreement"). (The Tremont Agreement and the SPL Agreement are hereinafter sometimes collectively referred to as the "Consulting Agreements" and Tremont and SPL are hereinafter sometimes collectively referred to as the "Consultants".) The Consultants render certain services to the Bank in connection with the MET and in connection with the Chrysler


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Minority Equity Trust (the "Chrysler Fund"). The Bank desires to be released from its obligations to the Consultants and the Consulting Agreements, except and solely to the extent the Consulting Agreements relate to the Chrysler Fund (which Chrysler Fund is the subject of a separate termination agreement of even date herewith between the Bank and SPL). The Consultants are willing to furnish such releases, subject to and in accordance with the terms and conditions hereof, and CCM is willing, as contemplated by the Bank-CCM Agreement, to furnish certain consideration to the Consultants on behalf of the Bank for such releases.

                                    AGREEMENT

            In consideration of the premises and other good and valuable consideration, the receipt of which the parties hereto hereby acknowledge, the parties hereby agree as follows:

            1. Certain Releases. (a) On the date hereof and concurrent herewith:
(i) each of the Consultants is executing and delivering to Moses & Singer LIP (the "Escrow Agent") its release of the Bank under the appropriate Consulting Agreement (collectively, the "Consultant Releases") in substantially the forms of Exhibits A-1 and A-2 hereto; (ii) each of the Consultants is executing and delivering to the Escrow Agent its release of CCM and the CCM Trust in substantially the forms of Exhibits A-3 and A-4 hereto (collectively, the "Consultant-CCM Releases"); (iii) CCM is executing and delivering to the Escrow Agent its release of each of the Consultants



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(collectively, the "CCM Releases") in substantially the forms of Exhibits A-5 and A-6 hereto; and (iv) the Bank is executing and delivering to the Escrow Agent its release of each of the Consultants (collectively, the "Bank Releases") in substantially the forms of Exhibits A-7 and A-B hereto. The Escrow Agent shall hold the Consultant Releases, the Consultant-CCM Releases, the CCM Releases and the Bank Releases in escrow in accordance herewith and subject to the escrow terms annexed hereto as Exhibit B (the "Standard Escrow Terms"), and shall release from escrow the Consultant Releases, the Consultant-CCM Releases, the CCM Releases and the Bank Releases (all such releases collectively, the "Agreement Releases" and individually, an "Agreement Release") and deliver them to the parties being released thereunder as provided in Section 5 hereof. The parties acknowledge that the Agreement Releases are undated and the parties agree that the Escrow Agent shall insert as the date of each of the Agreement Releases the date on which the particular Agreement Release is delivered from escrow and such date shall be its effective date.

            (b) The Bank acknowledges and agrees that the Consultant Releases shall not release the Bank's obligations under the Consulting Agreements to the Consultants to extent that such obligations are solely attributable: (i) to the services of the Consultants to the Bank heretofore or hereafter rendered with respect to the Chrysler Fund or to any termination payments in connection therewith, or (ii) the compensation contemplated under Section 2 hereof with respect to the MET.

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            2. Consultants' Continuation of Services to the MET. (a) The
Consultants shall continue in accordance with the Consulting Agreements to furnish their customary services with respect to the MET until its final termination and shall receive compensation from the Bank in respect of their services heretofore or hereafter rendered in connection therewith as otherwise provided under the Consulting Agreements as in effect on the date hereof.

                  (b) Notwithstanding any delivery of the Consultant Releases by the Escrow Agreement to the Bank under Section 5 the Consultants shall continue to observe and comply with, in the case of SPL Sections 8, 10 and 12 and the final sentence of Section 15 of its Consulting Agreement in all respects and, in the case of Tremont Sections 8, 10 and the final sentence of Section 14 of its Consulting Agreement in all respects.

            3. Certain Cooperation of the Consultants with CCM and Nonsolicitation Covenants. For additional consideration of Ten Dollars and other good and valuable consideration received from CCM. each of the Consultants, for itself and its affiliates, covenants and agrees with CCM that for a period of six (6) months from the date hereof: (i) it shall not negatively comment in any manner to Investors in the MET with respect to CCM or the CCM Trust; and (ii) it shall not solicit, nor cause a person under its control to solicit, the Investors or any trustee or other fiduciary handling all or a portion of the assets of the Investors for an investment by such Investor (or for an investment by its trustee or other fiduciary on behalf of the Investor) in any


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entity similar to the MET or in any other product which emphasizes investment in securities and the use in connection therewith of the advisory services of one or more minority-controlled investment advisory firms (including firms controlled by women) and such minority-controlled Investment advisory firms are responsible for (or are projected to be responsible for) the management of at least fifty percent by value of the assets of any such entity.

            4. Certain Payments to the Consultants. On the date hereof and concurrent herewith CCM has, for the benefit of the Bank, as additional consideration for the noncompetition covenant of the Bank set forth in the Bank-CCM Agreement, and as consideration to the Consultants for their Consultant Releases and their CCM Releases and for their covenants under Section 3 hereof, wired to the Escrow Agent the sum of $320,000 to be held in escrow for each of the Consultants (or an aggregate payment of $640,000) (the "Release Payments") in accordance herewith and with the Standard Escrow Terms. The Escrow Agent hereby acknowledges receipt of the Release Payments. The Release Payments shall be released by the Escrow Agent to the Consultants as provided in Section 5 hereof.

            5. The Escrow Release.

                  (a) On the earlier of (x) the fifth business day (the "Issuance Notice Release Date") after the date on which the Escrow Agent shall have given notice to the parties that it has received notice from CCM or the Bank (or directly from the internal Revenue Service) that a favorable



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determination letter has been issued by the Internal Revenue Service with respect to the CCM Trust as contemplated by Section 14 of Revenue Procedure 96-6 and Revenue Ruling 81-100, or (y) December 15, 1996, the Escrow Agent shall, unless it shall have received an objection from CCM in the form described in the next sentence at least two days prior to the Issuance Notice Release Date or December 15, 1996, whichever is earlier, release and deliver: (i) to Tremont (x) $320,000 of the Release Payments, and (y) the Bank Release and the CCM Release issued to Tremont as releasee, (ii) to the Bank (x) any interest accrued in escrow on the portion of the Release Payments so released to Tremont from escrow, and (y) the Consultant Release issued by Tremont to the Bank as releasee; and (iii) to CCM the Consultant-CCM Release issued by Tremont to CCM as releasee. Any objection by CCM to the release by the Escrow Agent of the aforesaid escrow funds or other documents to Tremont shall be in writing and shall be based solely on a breach by Tremont or any of its affiliates of its obligations under Section 3 of the Agreement, shall state with specificity such breach and the circumstances thereof and shall be given by CCM to Tremont and the Bank concurrently with the delivery thereof to the Escrow Agent. If the Escrow Agent shall have received a timely objection to such releases from escrow from CCM in proper form it shall give prompt notice thereof to the Bank and Tremont and shall not release any of the items described in this Section 5(a) except upon the written agreement of CCM and Tremont or at the direction of a court, all subject to and in accordance with the Standard


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Escrow Terms. In the event of such a delayed release of such items to Tremont,
Tremont shall also receive the interest which accrued on its portion of the Release Payments after the date on which the Escrow Agent would have released the same to Tremont hereunder but for the written objection of CCM and the balance of the interest shall be paid to the Bank. In determining the amount of Interest so to be paid to Tremont and to the Bank the Escrow Agent shall pro rate the aggregate accrued interest on such portion of the Release Payments on a per diem basis based upon the actual number of days which it held such funds in escrow. If any portion of the Release Payments otherwise payable to Tremont is ultimately returned by the Escrow Agent to CCM, any interest accrued thereon while in escrow shall be paid to CCM.

                  (b) On the earlier of (x) the Issuance Notice Release Date, or
(y) December 15, 1996, the Escrow Agent shall, unless it shall have received an objection from CCM in the form described in the next sentence at least two days prior to the Issuance Notice Release Date or December 15, 1996, whichever is earlier, release and deliver: (i) to SPL (x) $320,000 of the Release Payments, and (y) the Bank Release and the CCM Release issued to SPL as releasee, (ii) to the Bank (x) any interest accrued in escrow on the portion of the Release Payments so released to SPL from escrow, and (y) the Consultant Release issued by SPL to the Bank as releasee; and (iii) to CCM the Consultant-CCM Release issued by SPL to CCM as releasee. Any objection by CCM to the release by the Escrow Agent of the aforesaid



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escrow funds or other documents to SPL shall be in writing and shall be based solely on a breach by SPL or any of its affiliates of its obligations under
Section 3 of the Agreement, shall state with specificity such breach and the circumstances thereof and shall be given by CCM to SPL and the Bank concurrently with the delivery thereof to the Escrow Agent. If the Escrow Agent shall have received a timely objection to such releases from escrow from CCM in proper form it shall give prompt notice thereof to the Bank and SPL and shall not release any of the items described in this Section 5(b) except upon the written agreement of CCM and SPL or at the direction of a court, all subject to and in accordance with the Standard Escrow Terms. In the event of such a delayed release of such items to SPL, SPL shall also receive the interest which accrued on its portion of the Release Payments after the date on which the Escrow Agent would have released the same to SPL hereunder but for the written objection of CCM and the balance of the interest shall be paid to the Bank. In determining the amount of interest so to be paid to SPL and to the Bank the Escrow Agent shall pro rate the aggregate accrued interest on such portion of the Release Payments on a per diem basis based upon the actual number of days which it held such funds in escrow. If any portion of the Release Payments otherwise payable to SPL is ultimately returned by the Escrow Agent to CCM, any interest accrued thereon while in escrow shall be paid to CCM.

            6. Representations and Warranties of CCM. CCM hereby represents and warrants to the Bank and the Consultants that: (i) it is a


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corporation duly organized, validly existing and in good standing under the laws of the District of Columbia; (ii) it is a registered investment advisor under the Investment Advisers Act of 1940; and (iii) the execution, delivery and performance of this Agreement by CCM has been authorized by all necessary corporate and/or shareholder action and constitutes the binding obligation of CCM enforceable against it in accordance with its terms.

            7. Representations and Warranties of the Bank. The Bank hereby represents and warrants to CCM and the Consultants that the execution, delivery and performance of this Agreement by the Bank has been authorized by all necessary corporate action and represents the binding agreement of the Bank enforceable against it in accordance with its terms.

            8. Representations and Warranties of the Consultants. Each of the Consultants severally and solely for itself represents and warrants to the Bank and CCM that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as hereinabove set forth; (ii) the execution, delivery and performance of this Agreement by such Consultant has been authorized by all necessary corporate and/or shareholder actions of such Consultant and constitutes the binding obligation of such Consultant enforceable against it in accordance with its terms; (iii) it has not pledged, granted any lien in, assigned or otherwise transferred any right or obligation under its Consulting Agreement with the Bank or any right to receive any moneys therefrom or thereunder, nor has it suffered any of the same to occur; (iv) its observance of the


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provisions of Section 3(i) hereof will not violate the terms of any contract to which such Consultant is a party or any duty owed by such Consultant to any person; and (v) neither it nor its affiliates has taken action prohibited by
Section 3(i) hereof at any time within the 90 day period preceding the date hereof.

            9. Survival of Representations and Warranties. The representations and warranties of the parties made herein shall survive for a period of three years from the date hereof.

            10. Certain Indemnifications. (a) CCM hereby agrees to pay, defend, indemnify and hold the Consultants, their officers, directors, and employees (collectively, the "Indemnitees") harmless from and against, for and in respect of any damages, liabilities, losses, costs and expenses (including but not limited to reasonable attorney fees) of any kind or nature whatsoever, which arise from or are attributable to any claims which may be asserted by any of the Investors (or their participants or beneficiaries) against an Indemnitee by virtue of the observance of the Consultants of their obligations set forth in
Section 3(i) hereof.

                  (b) If CCM shall make a claim against Tremont or SPL to the Escrow Agent in accordance with the procedures set forth in Section 5(a) or (b) hereof, as the case may be, that such party violated any of its respective obligations under Section 3 hereof, then upon resolution of such claim the prevailing party shall be entitled recover from the party which did not prevail in the prosecution or defense of such claim, as the case may be,



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all costs and expenses incurred by such prevailing party in the defense or prosecution of such claim including, but not limited to, reasonable attorneys fees.

            11. Entire Agreement. Subject to the next sentence hereof, this Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior undertakings, inducements, agreements or understandings, express or implied, oral or written, with respect hereto or thereto. The Bank and CCM are parties to the Bank-CCM Agreement and the Bank and SPL are parties to a separate termination agreement with respect to the Chrysler Fund.

            12. No Parol Modification. Neither this Agreement nor any term or condition hereof may be discharged, terminated, modified, supplemented or waived, except by a writing signed by the party against which the same is to be enforced. A waiver by a party of a breach of a term or condition hereof shall not be deemed to constitute a waiver of any other breach of the same term or condition or of any other term or condition.

            13. Notices. All notices of or other communications given hereunder shall be in writing and shall be deemed to been given when delivered in person or by facsimile (directed to the actual fax number of the responsible officer to which the same is directed and subject to oral or written confirmation of receipt) or, if mailed, then 5 days after being deposited in the U.S. Mail, certified or registered, postage prepaid, return receipt requested, and in each case addressed to a responsible officer of the


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party to which the same is directed at the following address for such party or at such other address as such party shall have given notice hereunder:

If to CCM, to:

                        Chapman Capital Management, Inc.
                        World Trade Center
                        401 E. Pratt Street
                        Baltimore, Maryland 21202
                        Attention: The President
                        Fax:(410) 625-9313

with a copy to

                        Beth Hughes, Esq.
                        Venable, Baetjer and Howard
                        1800 Mercantile Bank & Trust Building
                        2 Hopkins Plaza
                        Baltimore, Maryland 21201
                        Fax: (410) 244-7742

If to Tremont, to:

                        Tremont Partners, Inc.
                        555 Theodore Fremd Avenue
                        Rye, New York 10580
                        Attention: The President
                        Fax: (914) 921-3490

with a copy to:

                         Michael G. Tannenbaum, Esq.
                         Newman Tannenbaum Helpern Syracuse
                         & Hirschtritt, LIP
                         900 Third Avenue
                         New York, New York 10022
                         Fax: (212) 371-1084

If to SPL, to:

                         Stamberg Prestia Ltd.
                         27 Cattle Pen Lane
                         Ridgefield, Connecticut 06877
                         Attention:  Angela Prestia and Amie Stamberg


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                        Fax:  (203) 431-7671

with a copy to:
                        Merrie F. Witkin, Esq.
                        Marcus Montgomery P.C.
                        53 Wall Street
                        New York, New York 10005
                        Fax: (212) 858-5201

If to the Bank, to:

                        Bankers Trust Company
                        280 Park Avenue
                        New York, New York 10017
                        Attention: David I. Abramson, Esq.
                        Fax: (212) 250-4713

If to the Escrow Agent, to:

                        Moses & Singer LLP
                        1301 Avenue of the Americas
                        New York, New York 10019
                        Attention: Steven Glaser, Esq.
                        Fax: (212) 554-7700

            14. No Assignment. Neither this Agreement nor any of the rights or obligations of the parties hereunder shall be assigned or otherwise transferred without the prior written consent of the other parties.

            15. Applicable Law. (a) This Agreement shall be governed by the law of the State of New York applicable to agreements wholly to be performed therein.

                  (b) Each of the parties hereby consents to the personal jurisdiction of the Supreme Court of the State of New York, County of New York, and of the Federal District Court for the Southern District of


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New York in any action or proceeding brought by any party with respect to any claim directly or indirectly arising hereunder or in respect hereof, agrees that such courts shall have exclusive jurisdiction thereof and waives any claim of forum non conveniens or improper venue to the fullest extent permitted by law.

            16. Binding Effect. This Agreement and the terms and conditions hereof shall bind and enure to the successors of the parties and any permitted assigns.

            17. Captions. Captions herein are solely for convenience of reference and shall not be used to interpret or construe this Agreement.

            18. Counterparts. This Agreement may be executed in counterpart originals, all of which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement by their duly authorized officers as of the date first hereinabove written.


                                        BANKERS TRUST COMPANY


                                        By: /s/ Timothy F. Keaney, M.D.
                                            -------------------------------
                                        Name: Timothy F. Keaney, M.D.
                                        Title:




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                                        CHAPMAN CAPITAL MANAGEMENT, INC.


                                        By: /s/ Nathan A Chapman Jr.
                                            -------------------------------
                                            Name:  Nathan A Chapman Jr.
                                            Title: President


                                        TREMONT PARTNERS, INC.


                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Name:
                                            Title:


                                        STAMBERG PRESTIA, LTD.


                                        By: /s/ Annie D. Stambers
                                            -------------------------------
                                            Name:  Annie D. Stambers
                                            Title: President

                                        MOSES & SINGER LLP, as escrow agent only


                                        By: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            Name:
                                            Title: Partner


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